UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2013 (August 26, 2013)

Trade Street Residential, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32365	13-4284187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19950 West Country Club Drive, Suite 800, Aventura, Florida 33180
(Address of Principal Executive Offices) (Zip Code)

(786) 248-5200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information discussed under Item 2.01 of this Current Report on Form 8-K regarding the financing arrangement entered into in connection with the described acquisition is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 26, 2013, Trade Street Residential, Inc. (the “Company”), through its operating partnership, Trade Street Operating Partnership, LP, completed the purchase of Talison Row, a 274-unit apartment community located in Charleston, South Carolina, from an unrelated third party, Talison Row Associates, LP, for $48.1 million. The property began leasing in November 2012 and was 69.7% occupied at closing. The Company funded the acquisition with $14.5 million of cash proceeds from its public offering of common stock and a mortgage loan from the New York Life Insurance Company in the amount of $33.6 million with a 10-year term and a fixed interest rate of 4.06% per annum. Repayment of the mortgage loan is interest only for the first three years, with principal and interest payments based on a 30-year amortization thereafter.

The loan documents contain customary terms and conditions, including, without limitation, customary events of default and acceleration upon default, including defaults in the payment of principal or interest, defaults in compliance with the covenants and bankruptcy or other insolvency events. The loan may be prepaid, in whole but not in part, on or after October 10, 2015 upon notice and payment of a make-whole fee. The loan also may be partially prepaid in the approximate amount of $1.7 million per prepayment up to three (3) times during the term of the loan (but only once per year) on or after September 10, 2014, without the requirement of a make-whole fee.

The foregoing description of the terms of the loan documents does not purport to be complete and is qualified in its entirety by reference to the full text of the mortgage, promissory note and side letter, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, hereto and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information discussed under Item 2.01 of this Current Report on Form 8-K regarding the financing arrangement entered into in connection with the described acquisition is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On August 27, 2013, Bert Lopez notified the Company of his resignation as Chief Financial Officer of the Company, effective immediately. The resignation will allow Mr. Lopez to further focus on his duties as the Company’s Chief Operating Officer. Mr. Lopez’s resignation was not the result of any disagreements with the Company relating to the Company’s accounting principles or practices, financial statement disclosure or the adequacy or effectiveness of the Company’s internal controls and procedures. Mr. Lopez will continue to serve as the Chief Operating Officer of the Company and will remain available to assist Richard Ross in his role of Chief Financial Officer of the Company, as needed.

Appointment of Chief Financial Officer

On August 27, 2013, the board of directors of the Company appointed Richard Ross, age 54, to serve as the Chief Financial Officer of the Company to fill the vacancy created by Mr. Lopez’s resignation. Mr. Ross was appointed Chief Financial Officer of the Company to serve in such capacity, effective immediately, until his successor is elected and qualifies or until his earlier death, resignation or removal. The appointment of Mr. Ross as the Chief Financial Officer of the Company was not made pursuant to any arrangement or understanding between him and any other person.

Since February 2013, Mr. Ross has served as a financial consultant to the Company, advising the Company on its financial strategy. In March 2011, Mr. Ross founded Chiron Consulting, LLC, an independent financial and operations consultancy. From April 1998 to December 2010, Mr. Ross served as the Chief Financial Officer for Branch Properties, LLC, a private real estate investment firm primarily focused on the development of multifamily communities and high-quality neighborhood shopping centers located in the southeastern United States. From April 1997 to April 1998, Mr. Ross served as the Chief Financial Officer of Gearon Communications. Mr. Ross is a Certified Public Accountant and Certified Financial Planner.

The Company and Mr. Ross are currently negotiating the terms of an employment agreement. Once the terms of the agreement are determined, the employment agreement will be described in a separate filing. It is contemplated that Mr. Ross will have an annual base salary of $175,000 and will have an opportunity to earn a bonus based on achieving certain corporate and/or individual performance goals. He also will be entitled to certain insurance, fringe and leave benefits generally available to senior executives of the Company.

Item 7.01. Regulation FD Disclosure.

On August 29, 2013, the Company issued a press release announcing the resignation of Mr. Lopez as Chief Financial Officer, the appointment of Mr. Ross as the Chief Financial Officer to fill the vacancy created by Mr. Lopez’s resignation and the board of directors’ declaration of a cash dividend of $0.095 per share of common stock for the quarter ended September 30, 2013, which will be payable on October 14, 2013 to stockholders of record as of September 27, 2013. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements that are required to be filed in connection with the acquisition of Talison Row, as discussed in Item 2.01 of this Current Report on Form 8-K, will be filed by amendment not later than 71 days after the date on which this initial 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information that is required to be filed in connection with the acquisition of Talison Row, as discussed in Item 2.01 of this Current Report on Form 8-K, will be filed by amendment not later than 71 days after the date on which this initial 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
10.1	Mortgage, Assignment of Leases and Rents and Security Agreement and Fixture Filing by TS Talison Row, LLC to New York Life Insurance Company, dated August 26, 2013
10.2	Promissory Note by TS Talison Row, LLC to New York Life Insurance Company, dated August 26, 2013
10.3	Side Letter among TS Talison Row, LLC, Trade Street Residential, Inc., Trade Street Operating Partnership, LP and New York Life Insurance Company
99.1	Press Release issued by the Company on August 29, 2013

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K, and other statements that the Company may make, contain forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding the Company’s entry into an employment agreement with Mr. Ross. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Certain factors that could cause actual results to differ materially from the Company’s expectations include the risks detailed under “Risk Factors” contained in the final prospectus related to the Company’s public offering dated May 13, 2013 filed with the SEC in accordance with Rule 424(b) of the Securities Act, on May 14, 2013 and in the other documents the Company files with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. We have no duty to, and do not intend to, update or revise the forward-looking statements in this discussion after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that any forward-looking statement made in this discussion, or elsewhere, might not occur.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trade Street Residential, Inc.

Date: August 30, 2013	By:	/s/ Michael Baumann
Michael Baumann Chairman and Chief Executive Officer